Exhibit 10.5
CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE REVANCE THERAPEUTICS, INC. HAS DETERMINED THAT THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO REVANCE THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

First Amendment to the Exclusive Distribution
Agreement dated January 10, 2020
dated September 1, 2020
by and among
Teoxane SA    (the Supplier)
Rue de Lyon 105, CH-1203 Geneva, Switzerland
and
Revance Therapeutics Inc.    (the Distributor)
7555 Gateway Boulevard Newark, California, USA
(the Supplier and the Distributor, together the Parties, and each a Party)

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE REVANCE THERAPEUTICS, INC. HAS DETERMINED THAT THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO REVANCE THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

Preamble
A.On January 10, 2020, the Parties entered into an Exclusive Distribution Agreement (the Original Exclusive Distribution Agreement) to distribute certain products in the Territory.
B.Unless otherwise defined herein, capitalized terms used in this preamble and in this first amendment agreement to the exclusive distribution agreement dated January 10, 2020 (this First Amendment Agreement) shall have the meaning assigned to them in the Original Exclusive Distribution Agreement.
C.Under the Original Exclusive Distribution Agreement, the Parties agreed to set the Launch Date for April 1st, 2020.
D.As a result of the COVID-19 pandemic, the Parties wish to postpone the Launch Date.
E.This First Amendment Agreement hereby serves to formally amend the Original Exclusive Distribution Agreement in accordance with its Section 19.7 in order to reflect the Parties agreement on the new Launch Date.
Now therefore the Parties agree to modify the Original Exclusive Distribution Agreement as follows:
1.Amendments
The Parties hereby agree that the Original Exclusive Distribution Agreement shall be amended as set out in this Section 1.
1.1Amendment to Section 1 - Definitions
The Section 1(aaa) of the Original Exclusive Distribution Agreement shall be deleted and replaced in its entirety by the below Section 1(aaa):
“Section 1    Definitions
[...]
(aaa)    Launch Date shall mean the date of the first commercialisation of the Initial Products in the Territory, which shall be the 1st September 2020, unless the Supplier notifies the Distributor at least sixty (60) calendar days in advance of another Launch Date; being clarified that the Launch Date shall be the first Business Day of a month.”
2.No Other Amendments
Other than as set for in this First Amendment Agreement, the Original Exclusive Distribution Agreement and its annexes shall not be amended, changed, modified or varied any way.
3.Effective Date
The amendments set forth in this First Amendment Agreement shall become effective upon its execution by both Parties with effect as from such date of execution.
Teoxcane SA - First Amendment to the Exclusive Distribution Agreement dated January 10, 2020

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE REVANCE THERAPEUTICS, INC. HAS DETERMINED THAT THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO REVANCE THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.
4.One Agreement
This First Amendment Agreement and the Original Exclusive Distribution Agreement including its Annexes, taken together, shall constitute one and the same agreement for all purposes to be designated as the Exclusive Distribution Agreement.
5.Expenses
Each Party shall bear its own taxes, costs and expenses related to the preparation, execution and performance of this First Amendment Agreement.
6.Applicable Law and Dispute Resolution
a.This First Amendment Agreement shall for all purposes be governed by and interpreted in accordance with the laws of [*], without giving effect to conflicts of laws principles. The Parties agree that the United Nations Convention on Contracts for the International Sale of Goods is specifically excluded from application to this First Amendment Agreement.
b.Any dispute arising from or relating to this First Amendment Agreement shall be submitted to final and binding arbitration in accordance with Clause 19.10(b) to Clause 19.10(e) of the Original Exclusive Distribution Agreement.
7.Counterparts
This First Amendment Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this First Amendment Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement, including counterparts transmitted via facsimile or by PDF file (portable document format file).
[SIGNATURES ON NEXT PAGE]

Teoxcane SA - First Amendment to the Exclusive Distribution Agreement dated January 10, 2020

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE REVANCE THERAPEUTICS, INC. HAS DETERMINED THAT THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO REVANCE THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.
Signatures - First Amendment Exclusive Distribution Agreement

The Supplier	Teoxane SA

/s/ Valerie Taupin
Place, date	By: Valerie Taupin
Title: Founder, CEO and Chairwoman of the Board of directors

The Distributor	Revance Therapeutics Inc.

September 30, 2020	/s/ Mark Foley
Place, date	By: Mark Foley
Title: Chief Executive Officer

September 30, 2020	/s/ Tobin Schilke
Place, date	By: Tobin Schilke
Title: Chief Financial Officer